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                          BARRINGER LABORATORIES, INC.

                        1989 INCENTIVE STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1989 Employees' Incentive Stock Option Plan ("the Plan") is to provide an incentive for individuals rendering services to Barringer Laboratories, Inc. ("the Company") or another Eligible Company, as hereinafter defined, to continue their association with the Company and/or another Eligible Company and to encourage them to promote the performance and growth objectives of the Company and other Eligible Companies by affording them an opportunity to acquire ownership of the Company's stock. It is intended that options granted under the Plan shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"). Incentive stock options shall be granted only to employees of the Company or another Eligible Company.

     2. ELIGIBLE COMPANY. As used herein, an "Eligible Company" shall mean the Company and any Subsidiary of the Company (as defined in Section 12 below).

     3.  SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 9 hereof, the aggregate number of shares of Common Stock ($.01 par value) of the Company which may be issued and sold pursuant to options granted under the Plan shall not exceed 200,000 shares. Such shares may be either authorized but unissued shares or shares held in the treasury of the Company. If options granted under the Plan shall terminate or expire without being exercised in their entirety, the unexercised shares covered thereby shall again become subject to option under the Plan.

     4. ADMINISTRATION. The Plan shall be administered by the Stock Option Plan Committee (the "Committee"), which shall be appointed by the Board of Directors of the Company (the "Board") and shall consist of not less than three directors who shall receive no compensation for serving on the Committee. The Board shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own Chairman and shall hold its meetings at such times and places as it may determine. A majority of the whole Committee shall constitute a quorum.
The act of a majority of the Committee present at any meeting at which a quorum is present, or an act approved in writing by all members of the Committee, shall be the act of the Committee. No Committee member may vote with respect to options granted to him.

     Subject to the express provisions of the Plan, the Committee shall have full authority, subject to Section 5 below: (a) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, the number of shares subject to each option, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times when, and the extent to which, the options may be exercised and provisions concerning the effect of approved leaves of absence on continuity of service; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; (c) to interpret the Plan and the respective option agreements; and (d) to make all other determinations necessary or advisable to administer the Plan.

     Notwithstanding the powers vested in the Committee, the Board shall also have authority to perform each and every function and to exercise any and all of the powers allocated or granted to the Committee in this and any other paragraph of this Plan; provided, however, that the selection of any director to whom an option may be issued and the determination of the number of shares to be subject to such option shall be made only by the Committee. All determinations and interpretations by the Committee shall be binding and conclusive upon all parties, unless a dispute shall arise between the Committee and the Board, in which event the determinations and interpretations of the Board shall prevail.

     The actual grant of an option under the Plan shall take place when the Board by resolution, written consent or other appropriate corporate action determines to grant such an option to a particular Optionee at a particular price pursuant to the determinations made by the Committee, but no Optionee shall have the right to exercise such option until a written stock option agreement complying with Section 8 hereof shall have been duly executed and delivered by or on behalf of the Company. Such corporate action by the Board shall serve only to formalize the determinations made by the Committee and is not meant to usurp the above described authority of the Committee.

     5. AWARD OF OPTIONS AND ELIGIBILITY OF OPTIONEES. Options to purchase shares of the Company under the Plan may be granted to any full-time employee of the Company or another Eligible Company provided such employee

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is a United States taxpayer.  Directors of the Company or another Eligible
Company are not considered to be officers or employees for purposes of the Plan and must be otherwise eligible to participate. More than one option may be granted to any eligible person. A person receiving a grant of an option pursuant to this Plan is hereinafter sometimes referred to as an "Optionee."

     It is contemplated that shares sold, issued and delivered under the Plan will be registered under the United States Securities Act of 1933 or other applicable federal or state statute in effect at the time of such sale, issuance and delivery. If shares sold, issued and delivered under the Plan are not so registered, such sale, issuance and delivery of shares will be effected in such manner as to be exempt from such registration. If shares of Common Stock of the Company are listed upon any securities exchange at the time of the issuance of any shares upon the exercise of any option granted pursuant hereto, the shares so issued will be subject to listing upon any such securities exchange prior to issue thereof.

     The Company shall not be required to issue any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of an option prior to (a) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the stock may then be listed, and (c) the obtaining of any approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall make reasonable efforts to take all such steps as may be required by law and applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the stock may then be listed, in connection with the issuance or sale of any shares purchased upon the exercise of an option or the listing of said shares on said exchange.

     6. OPTION PRICE. The purchase price per share at which each option granted under the Plan may be exercised shall be determined by the Committee but shall not be less than the fair market value of such shares at the time of grant of the option as determined by the Committee provided, however, that when the employee being granted an incentive stock option hereunder is the owner of 10% or more of the total combined voting power of all classes of stock of the Company or a Subsidiary (as defined in Section 12), such price shall not be less than 110 of such value. In determining whether an individual has such a 10% or more stock interest, the rules of Section 425(d) of the Code shall be applicable.

     7. PERIOD OF PLAN. No options shall be granted under the Plan after the expiration of ten (10) years from the adoption of the Plan by the Board on December 10, 1989, at which time (December 10, 1999) the Plan will expire, except as to options then outstanding thereunder, which shall remain in effect until they have been exercised in full or shall have expired by their terms.

     8. EXERCISE AND TERM OF OPTIONS. Each option granted under the Plan shall be evidenced by a stock option agreement in the form approved by the Board, which shall be executed by the Company and by the Optionee, and shall be subject to the following terms and conditions:

     (a) Each option shall provide for a fixed expiration date of not more than five (5) years from the date of grant;

     (b) Subject to subsection (d) of this Section 8, each Optionee must remain in the continuous employ of the Company or another Eligible Company for a period of two (2) years from the date of grant before he may exercise any part of his option;

     (c) Each option may provide that, in the event of the death of the Optionee during the continuance of his employment by an Eligible Company (without regard to the length of his employment by an Eligible Company), such options shall be exercisable at any time or from time to time prior to the fixed termination date set forth therein by the estate of such deceased Optionee or by any person who shall acquire the right to exercise such option by bequest or inheritance up to the full number of shares then remaining subject to the option, whether or not at the date of death such option would have been exercisable in full by the Optionee;

     (d)  Each option shall provide that it shall terminate on the earliest of
(i) the fixed termination date set forth therein, (ii) three (3) months (one (1) year in the case where the Optionee is disabled within the meaning of Section

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105(d)(4) of the Code) after the date of the termination of the Optionee's employment by an Eligible Company for any cause other than death, or (iii) three
(3) months after the date when the Eligible Company of which the Optionee is an employee ceases to be an Eligible Company; provided, however, that an option, in case of the termination of employment (other than by death) of the Optionee or the Eligible Company's ceasing to be such, may be exercised only up to the full number of shares which such Optionee might have purchased under such option immediately prior to such termination of employment or cessation as an Eligible Company; and provided, further, that the option may be canceled by the Board at any time prior to the exercise thereof if the Board determines by express resolution in its sole and absolute discretion that the Optionee has committed an act materially inimical to the interests of the Company or another Eligible Company;

     (e) The option price of each share purchased pursuant to each option shall be paid in full in cash at the time such option is exercised, and certificates representing fully-paid and non-assessable shares so purchased shall thereupon be issued and delivered to the person entitled thereto subject to the provisions of Section 5 hereof. The Committee may, in its discretion, at the request of an optionee, accept previously acquired shares of Common Stock in full or partial payment of the exercise price. Shares of Common Stock so accepted shall be valued at the fair market value of such shares on the date immediately prior to the date of such exercise, such fair market value being the mean between the closing bid and asked price for the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on such date or such other basis as the Committee shall determine;

     (f) Certificates representing fully-paid and non-assessable shares purchased pursuant to the exercise of an option shall carry a designation indicating that the shares so represented by a given certificate were purchased pursuant to an incentive stock option;

     (g) No incentive stock option shall be granted hereunder to the extent the aggregate fair market value (as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee in any calendar year exceeds $100,000.

     9. ADJUSTMENT IN SHARES SUBJECT TO THE PLAN. The aggregate number and kind of shares available under the Plan, the maximum number of shares as to which options may be granted to any individual and the option price per share shall be appropriately adjusted in the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other similar change in the corporate structure or capitalization of the Company or in its shares; provided, however, that no adjustment in the option price shall be made which would reduce the option price per share to less than the par value thereof.

     10. NON-TRANSFERABILITY OF OPTIONS. No options granted under the Plan shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime the options shall be exercisable only by him.

     11. USE OF PROCEEDS. The proceeds received by the Company from the sale of its shares on exercise of options pursuant to the Plan shall be used by it for its general corporate purposes.

     12. DEFINITIONS. As used in this Plan, the term "Company" shall include Barringer Laboratories, Inc. and any corporation which may acquire all or substantially all of its assets or with or into which it may be merged or consolidated; and the term "Subsidiary" shall mean any corporation in which the Company owns directly or indirectly, through an unbroken chain of corporations, stock possessing 50% or more of the total combined voting power of all classes of stock.

     13. AMENDMENT AND TERMINATION. The Board may amend, suspend or discontinue the Plan at any time except with respect to options then outstanding under the Plan but, except as otherwise provided in Section 9 hereof, may not increase the maximum number of shares permitted to be optioned under the Plan or reduce the option price or extend the period within which options may be exercised.

     14. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained herein or in any stock option agreement executed pursuant hereto shall restrict the right of the Company to terminate the employment of any Optionee at any time, with or without cause.

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     15.  APPROVAL BY STOCKHOLDERS.  This Plan shall be submitted for approval to the Company's stockholders at the next Annual Meeting.




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